Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in their respective capacity as an officer of Point Center Financial, Inc., which is the sole manager of Point center Mortgage Fund I, LLC (the “Registrant”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•
the Registrant’s Report on Form 10-Q for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 15, 2006

/s/ Dan J. Harkey
Dan J. Harkey Chief Executive Officer of Point Center Financial, Inc., the sole Manager of the Registrant

/s/ M. Gwen Melanson
M. Gwen Melanson
Chief Financial Officer of Point Center Financial, Inc., the sole Manager of the Registrant

*	Dan J. Harkey and M. Gwen Melanson function, respectively, as the equivalent of the chief executive officer and chief financial officer of the Registrant for purposes of 18 U.S.C. Section 1350.